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                                                                    EXHIBIT 23.2

                  CONSENT OF RICHARD A. EISNER & COMPANY, LLP

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Integrated Process Equipment Corp. for the registration of 250,000 shares of its common stock and to the incorporation by reference therein of our report dated August 18, 1995, with respect to the consolidated financial statements of Integrated Process Equipment Corp. as at June 30, 1995 and for each of the years in the two-year period then ended incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                          /s/ Richard A. Eisner & Company, LLP
                                          ------------------------------------
                                              Richard A. Eisner & Company, LLP


New York, New York
November 13, 1996